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                                                Exhibit i

                     NEW ENGLAND ENERGY INCORPORATED
                         Fuel Purchased for NEP
                for the Quarter Ended September 30, 1996
                -----------------------------------------


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Exploration
-----------

Date purchased (delivered)         Jul. 16, 1996            Jul. 28, 1996  Aug. 17, 1996
                      -------------  -------------          -------------
Quantity of fuel (eq. bbl)      163,244.91                124,060.62        81,508.84
Average net price (per eq. bbl)           $        4.81              $       6.36           $        6.13
                                          ----------   ---          -------------  --------------
Cost to NEEI                   $785,985.34               $788,929.16     $ 499,538.43

Loss from NEEI fuel
                             exploration activities     2,342,881.38     1,780,510.73             1,169,810.18
                                          ----------   ---          ----------    ---  --------------
Cost to NEP                  $3,128,866.72             $2,569,439.89    $1,669,348.61
                                          ----------   --               ---       ----------      ---   ------------

Date purchased (delivered)        Aug. 21, 1996             Aug. 25, 1996
                     -------------             ------------
Quantity of fuel (eq. bbl)      124,349.22               154,239.33
Average net price (per eq. bbl)           $        6.36            $        7.19
                                       -------------  ----------        ---
Cost to NEEI                   $790,764.47            $1,108,875.94
                                       -------------  ----------        ---
Loss from NEEI fuel
   exploration activities     1,784,652.79             2,213,633.84
                                       -------------  ----------        ---
Cost to NEP                  $2,575,417.26            $3,322,509.78
                             ----------   ---         ----------        ---

Date purchased (delivered)         Sep. 02, 1996            Sep. 19, 1996
                     -------------   -------------

Quantity of fuel (eq. bbl)      189,917.09               122,964.28
Average net price (per eq. bbl)           $        7.41            $        6.43
                             ----------   ---         ----------    ---
Cost to NEEI                $ 1,408,024.18              $790,911.05

Loss from NEEI fuel
   exploration activities     2,725,678.95             1,764,776.24
                             ----------   ---         ----------    ---

Cost to NEP                  $4,133,703.13            $2,555,687.29
                             ----------   ---         ----------    ---
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